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                                                                EXHIBIT 16.1


                           [HOBE & LUCAS LETTERHEAD]




                                      February 6, 1997



Office of the Chief Accountant
United States Security Exchange Commission
Washington, D.C. 20549

                                      Re:  Coronado Industries, Inc.
                                           Commission File Number:  3333042-NY


Dear Sir:

        Please be advised that we are in agreement with the statements made on Coronado Industries, Inc.'s Form 8-K dated January 31, 1997.

                                      Very truly yours,

                                      /s/ Jerome J. Lucas
                                      -----------------------------
                                      Jerome J. Lucas

JJL/dc